                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Texas Eastern Products Pipeline Company:


We have audited the accompanying consolidated balance sheet of Texas Eastern Products Pipeline Company and Subsidiary Companies (collectively the "Company"), an indirect wholly owned subsidiary of Duke Energy Corporation, as of December 31, 1996. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Texas Eastern Products Pipeline Company as of December 31, 1996, in conformity with generally accepted accounting principles.



                                                           KPMG Peat Marwick LLP


December 19,1997
Houston, Texas

                     TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                            AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                          SEPTEMBER 30,    DECEMBER 31
                                                                             1997            1996
                                                                         -------------    -----------
                                                                          (UNAUDITED)
                                     ASSETS
Current assets:
  Accounts receivable, TE Products Pipeline Company,
    Limited Partnership                                                   $   3,418         $   3,007
  Accounts receivable, related party                                            210               119
                                                                          ---------         ---------
     Total current assets                                                     3,628             3,126
                                                                          ---------         ---------
Notes receivable, related party                                             125,000           125,000
Investment in Partnership                                                    27,813            26,558
Other assets                                                                   --                  11
                                                                          ---------         ---------
     Total assets                                                         $ 156,441         $ 154,695
                                                                          =========         =========

                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                                        $      88         $     138
  Accounts payable, related parties                                           2,659             4,346
  Accrued income taxes                                                        9,662            10,257
  Other                                                                         390               137
                                                                          ---------         ---------
     Total current liabilities                                               12,799            14,878
                                                                          ---------         ---------
Deferred income taxes                                                        50,226            55,087
Stockholder's equity:
  Common stock                                                                    1                 1
  Additional paid-in capital                                                329,510           329,510
  Accumulated deficit                                                      (236,095)         (244,781)
                                                                          ---------         ---------
     Total stockholder's equity                                              93,416            84,730
                                                                          ---------         ---------
     Total liabilities and stockholder's equity                           $ 156,441         $ 154,695
                                                                          =========         =========

          See accompanying Notes to Consolidated Financial Statements.

                     TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                            AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                INFORMATION FOR SEPTEMBER 30, 1997 IS UNAUDITED


NOTE 1.  BASIS OF PRESENTATION

         The accompanying balance sheets include the assets and liabilities of Texas Eastern Products Pipeline Company and its wholly owned subsidiaries, TEPPCO Holdings, Inc. and TEPPCO Investments, Inc. (collectively the "Company"). On June 18, 1997, PanEnergy Corp and Duke Power Company completed a previously announced merger. At closing, the combined companies became Duke Energy Corporation ("Duke Energy"). The Company, previously a wholly owned subsidiary of PanEnergy Corp, became an indirect wholly-owned subsidiary of Duke Energy on the date of the merger.

         The Company is the general partner of TEPPCO Partners, L.P. and TE Products Pipeline Company, Limited Partnership (collectively the "Partnership") and holds a limited partner interest in TEPPCO Partners, L.P. As general partner, the Company performs all management and operating functions required for the Partnership and is reimbursed by the Partnership for all reasonable direct and indirect expenses incurred in managing the Partnership.

         These financial statements should be read in conjunction with the consolidated financial statements and notes thereto presented in the TEPPCO Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 1996.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The consolidated balance sheets include the accounts of the Company. Significant intercompany items have been eliminated in consolidation. The Company's investments in the Partnership are accounted for using the equity method.

CASH AND CASH EQUIVALENTS

         Cash equivalents are defined as all highly marketable securities with a maturity of three months or less when purchased. The Company generally does not maintain cash balances. Cash transactions are generally settled through intercompany accounts.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities.

INCOME TAXES

         The Company follows the asset and liability method of accounting for income tax. Under this method, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. These deferred income taxes are measured by applying enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to effect taxable income. Under this method, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period the rate change is enacted (see Note 6). Duke Energy and its subsidiaries file a consolidated federal income tax return. Under an agreement with Duke Energy, the Company and its consolidated subsidiaries compute taxes as if they were filing a separate consolidated tax return and pay such tax, if any, to Duke Energy in lieu of taxes otherwise payable to the government.

INTERIM FINANCIAL STATEMENTS

         The accompanying interim unaudited consolidated balance sheet reflects all adjustments, which are, in the opinion of management, of a normal and recurring nature and necessary for a fair statement of financial position of the Company as of September 30, 1997.

                     TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                            AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 INFORMATION AT SEPTEMBER 30, 1997 IS UNAUDITED


NOTE 3.  RELATED PARTY TRANSACTIONS

         Pursuant to the Partnership Agreements, the Company is entitled to reimbursement of all direct and indirect expenses related to business activities of the Partnership (see Note 1). For the year ended December 31, 1996 and the nine months ended September 30, 1997, direct expenses incurred by the Company in the amount of $36.0 million and $28.3 million, respectively, were charged to the Partnership. Substantially all such costs related to payroll and payroll related expenses. For the year ended December 31, 1996 and the nine months ended September 30, 1997, expenses for administrative service and overhead allocated to the Partnership by the Company amounted to $2.6 million and $2.3 million, respectively. Such costs included general and administrative costs related to business activities of the Partnership.

         At September 30, 1997 and December 31, 1996 the balance of the receivable due from TE Products Pipeline Company, Limited Partnership related to reimbursement of expenses for the above services. The balances at September 30, 1997 and December 31, 1996 of accounts payable, related party, relate primarily to payroll and administrative services allocated to the Company.

NOTE 4.  NOTE RECEIVABLE

         The Company has a $125 million demand note receivable due from PanEnergy Corp. Interest is payable quarterly. The rate on the note fluctuates quarterly based on the one-month Libor rate, plus 50 basis points, as of the last day of the preceding calendar quarter. Under the terms of the note, PanEnergy Corp may prepay the note, in whole or in part, without premium or penalty. The Company is of the opinion that the amount included in the consolidated balance sheet for the note receivable materially represents fair value at September 30, 1997 and December 31, 1996, as the underlying interest rate is based on market rates.

NOTE 5.  INVESTMENTS

         On March 7, 1990, in conjunction with the formation of the Partnership, the Company contributed cash and conveyed all assets and liabilities (other than certain intercompany and tax related items) to the Partnership in return for a 1.0101% general partner interest in TE Products Pipeline Company, Limited Partnership and a 1% general partner interest in the TEPPCO Partners, L.P.

         In conjunction with the formation of the Partnership, the Company also received 1,250,000 Deferred Participation Interests (DPIs) in the Partnership, which were valued at $17.25 million. The DPIs represent an effective 8.45% limited partner interest in the Partnership. Effective April 1, 1994 the DPIs began participating in distributions of cash and allocations of profit and loss of the Partnership. As of December 31, 1996, 94% of the DPIs have been converted into an equal number of Limited Partner Interests (Units) of the Partnership, and the balance of such DPIs may be converted immediately prior to the sale of the DPIs by the Company. As of December 31, 1996, no such Units had been sold by the Company. The assets and liabilities of the Partnership are summarized below (in thousands):

                     TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                            AND SUBSIDIARY COMPANIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                INFORMATION AT SEPTEMBER 30, 1997 IS UNAUDITED


                                                         SEPTEMBER 30,      DECEMBER 31,
                                                             1997               1996
                                                        ----------------   ---------------
                                                           (Unaudited)
     Current assets                                     $         76,197   $        98,743
     Property, plant and equipment, net                          565,339           561,068
     Other assets                                                 13,689            11,430
                                                        ----------------   ---------------
                                                        $        655,225   $       671,241
                                                        ================   ===============

     Current liabilities                                $         42,441   $        47,553
     First Mortgage Notes                                        309,512           326,512
     Other liabilities and deferred credits                        3,597             3,902
     Minority interest                                             3,028             2,963
     Partners' capital                                           296,647           290,311
                                                        ----------------   ---------------
                                                        $        655,225   $       671,241
                                                        ================   ===============


NOTE 6.  INCOME TAXES

         Accrued income taxes payable at September 30, 1997 were comprised of $8.8 million and $0.9 million of federal and state income taxes, respectively. At December 31, 1996 accrued income taxes payable were comprised of $9.2 million and $1.0 million for federal and state income taxes, respectively.

         Net deferred income tax liabilities of $50.2 million and $55.1 million at September 30, 1997, and December 31, 1996, respectively, were comprised of deferred tax liabilities that have arisen as a result of the gain deferral, for income tax purposes, on the transfer of the net assets to the Partnership.




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                                      F-5